Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

David J. Fallon
Chief Financial Officer
Franklin, Tennessee
615-771-3100

FOR IMMEDIATE RELEASE
WEDNESDAY, SEPTEMBER 17, 2014

CLARCOR REPORTS RECORD THIRD QUARTER
DILUTED EARNINGS PER SHARE

Unaudited Third Quarter and First Nine Months 2014 Highlights
(Amounts in millions, except per share data and percentages)

GAAP Financial Results:

	Three Months Ended			Nine Months Ended
	8/30/14	8/31/13	Change	8/30/14	8/31/13	Change
Net sales	$ 400.2	$ 289.1	38%	$ 1,099.5	$ 833.0	32%
Operating profit	62.2	42.0	48%	144.6	125.2	16%
Net earnings - CLC	41.7	28.7	45%	100.6	85.2	18%
Diluted EPS	$ 0.82	$ 0.57	44%	$ 1.98	$ 1.69	17%
Operating margin	15.6%	14.5%	+1.1 pts	13.2%	15.0%	-1.8 pts

Non-GAAP Adjusted Financial Results:

The third quarter and first nine months of 2014 contained integration, purchase accounting and deal related costs associated with three acquisitions in the current fiscal year. In addition, the first nine months of 2014 contained a bargain purchase gain related to the Bekaert Advanced Filtration acquisition. The third quarter and first nine months of 2013 contained two pre-tax, non-cash charges aggregating $7.7 million consisting of a $4.6 million loss on the disposal of equipment and a $3.1 million charge to account for the settlement of a final pension obligation. The following table reflects 2013 and 2014 third quarter and year-to-date GAAP results adjusted for each of these items. A reconciliation of non-GAAP financial measures, shown in the following table, adjusting for these items in the third quarter and first nine months of 2013 and 2014 to GAAP figures is provided on pages 12 - 15 of this release.

	Three Months Ended			Nine Months Ended
	8/30/14	8/31/13	Change	8/30/14	8/31/13	Change
Net sales	$ 400.2	$ 289.1	38%	$ 1,099.5	$ 833.0	32%
Adjusted operating profit	62.8	49.7	26%	158.5	132.9	19%
Adjusted net earnings - CLC	42.1	33.7	25%	107.5	90.2	19%
Adjusted diluted EPS	$ 0.83	$ 0.67	24%	$ 2.12	$ 1.79	18%
Adjusted operating margin	15.7%	17.2%	-1.5 pts	14.4%	16.0%	-1.6 pts

FRANKLIN, TN, Wednesday, September 17, 2014-CLARCOR Inc. (NYSE: CLC) reported that its diluted earnings per share for the third quarter of 2014 increased 44% from the third quarter of 2013 to a record third quarter high of $0.82. These 2014 third quarter results were negatively impacted by $0.6 million of integration, purchase accounting and deal related costs associated with the GE Air Filtration acquisition while third quarter 2013 results were negatively impacted by $7.7 million for charges related to a loss on the disposal of equipment and the settlement of a final pension obligation. When adjusted for these costs and charges, the Company’s third quarter non-GAAP adjusted diluted earnings per share of $0.83 increased 24% and non-GAAP adjusted operating profit increased 26% compared to the Company’s non-GAAP adjusted diluted earnings per share and non-GAAP adjusted operating profit during the third quarter of 2013.1

Net sales in the third quarter of 2014 increased $111.1 million, or 38%, from last year’s third quarter primarily driven by $90.7 million of additional sales from the three fiscal year 2014 acquisitions. Net sales of our base business increased $20.4 million, or 7%, from the third quarter of 2013, including 8% organic sales growth in the Industrial/Environmental Filtration segment and 7% organic sales growth in the Engine/Mobile Filtration segment. All references in this earnings release to the financial results of our “base business” or “organic” financial results, at the consolidated or reporting segment level, refer to our consolidated or segment results without giving effect to the three fiscal year 2014 acquisitions.

Chris Conway, CLARCOR’s Chairman, President and Chief Executive Officer, commented,
“Our performance in the third quarter maintained the strong momentum we established through the first six months of 2014. The integration of our 2014 acquisitions remain on track, and the top-line of our base business continues to grow - 7% in the third quarter and 6% year-to-date from comparable periods last year - as our long-term sales growth initiatives gain traction. As with prior quarters, we also continued our focus on strategic initiatives including driving the development of value-added technology, expanding profitably in international markets and exploring new product and customer development activities.

“As of the end of the third quarter, we have completed the most significant tasks required to carve-out our GE Air Filtration acquisition from GE - approximately three months sooner than we initially expected. We have benefited from cost savings as we have transitioned from GE’s internal systems and processes to our systems and processes, and we expect to fully realize the savings associated with this transition beginning in fiscal year 2015. Strategic integration into CLARCOR continues as we work to leverage products, market channels and technologies across this business and our complimentary filtration businesses. We believe we now offer the industry’s broadest portfolio of pre-filters, final filters and cartridge filters for gas turbine protection, and we are excited about similar opportunities to leverage products and channels across other CLARCOR companies going forward. The financial performance of GE Air Filtration - renamed CLARCOR Industrial Air, or CIA - continues to meet our expectations. In the third quarter CIA had net sales of $59.8 million and a third quarter operating margin of 8.4% despite $0.6 million of integration and purchase accounting costs. Net sales at CIA for the first nine months of 2014 are approximately 15% higher than the comparable period in 2013 including a 29% increase in sales of gas turbine air intake filtration systems. We also continue to be excited about our more recent acquisition of Stanadyne Filtration - renamed CLARCOR Engine Mobile Solutions, or CEMS. We have made solid progress in coordinating strategic market and product initiatives between CEMS and our current Baldwin aftermarket operations, and the financial performance of CEMS has been consistent with our expectations at the time of acquisition.

“While investing significant time and resources to consummate and integrate our current year acquisitions, we continue to successfully drive strategic organic growth in our core filtration markets. This organic growth has been driven by many of our diverse filtration markets including the domestic heavy-duty engine filtration aftermarket where net sales have increased 8% for both the third quarter and first nine months of 2014. Our consolidated organic growth on a year-to-date basis is strong despite just 6% sales growth from our oil & gas filtration market - where we anticipate sales growth in excess of 10% in the fourth quarter of 2014 based upon a record high backlog at the end of the third quarter. Other filtration markets have also contributed to our organic sales growth in the first nine months including a 37% increase in dust collection system sales and a 9% increase in locomotive filtration sales. In summary, despite the significant business development activity this year, we have not taken our focus off of our base business and long-term organic growth initiatives. We believe our current year acquisitions only add to the strategic position of an already strong core filtration portfolio.”

Third Quarter Results:

Engine/Mobile Filtration Segment

Net sales at our Engine/Mobile Filtration segment increased $36.8 million, or 28%, from the third quarter of 2013 including $28.0 million from CEMS. Organic sales increased $8.8 million, or 7%, from last year’s third quarter including 6% domestic sales growth and 8% foreign sales growth. Higher third quarter domestic sales were driven by an 8% increase in the heavy-duty engine filtration aftermarket and a 10% increase in locomotive filtration product sales primarily due to higher end-market demand driven by higher rail activity. Higher foreign sales were primarily due to an increase in export sales from the U.S. into Latin America.

Operating profit at our Engine/Mobile Filtration segment increased $8.1 million, or 28%, and operating margin of 22.1% decreased 0.1 percentage points from the last year’s third quarter. The increase in third quarter operating profit in this reporting segment was primarily due to incremental operating profit from the Stanadyne Filtration acquisition, as well as the fact that operating profit in last year’s third quarter included $1.4 million of allocated charges pursuant to the settlement of a final pension obligation. The slight decline in operating margin in the third quarter was the result of lower operating margin at our base business partially offset by the favorable mix impact on operating margin from the Stanadyne Filtration acquisition. Consistent with recent prior quarters, lower year-over-year base business operating margin was partially driven by higher fixed costs to support future growth. Operating margin at each reporting segment including the Engine/Mobile Filtration segment was also negatively impacted by approximately 0.6 percentage points in the third quarter compared to last year’s third quarter due to higher allocated corporate and other growth-related costs.

Industrial/Environmental Filtration Segment

Net sales at our Industrial/Environmental Filtration segment increased $74.1 million, or 53%, from the third quarter of 2013. The third quarter of 2014 included combined sales of $62.7 million from the two 2014 acquisitions included in this reporting segment. Third quarter organic sales increased $11.4 million, or 8%, from last year’s third quarter including 14% domestic sales growth and a 6% reduction in foreign sales. Higher sales in the U.S. were primarily due to a 31% increase in oil & gas filtration sales due to continued strong shale activity. The 6% reduction in foreign sales from last year’s third quarter primarily resulted from lower oil & gas filtration sales in Latin America and Europe due to several large filtration vessel shipments in both regions in the third quarter of 2013.

Operating profit at our Industrial/Environmental Filtration segment increased $12.6 million, or 111%, and operating margin of 11.2% increased 3.1 percentage points from last year’s third quarter. Operating profit in this year’s third quarter was positively influenced by $4.9 million from our 2014 acquisitions, and operating profit in last year’s third quarter was negatively impacted by $6.1 million of costs related to a loss on the disposal of equipment and allocated charges pursuant to the settlement of a final pension obligation. Operating margin for our base business in this reporting segment remained flat compared with the third quarter of 2013, as the benefits of cost savings through our continuous improvement activities, as well as higher sales prices, offset the approximately 0.6 percentage point negative impact due to higher allocated corporate costs as noted above.

Packaging Segment

Net sales at our Packaging segment increased $0.2 million, or 1%, from the third quarter of 2013. These relatively flat sales were primarily the result of higher decorated flat sheet sales from new business opportunities offset by lower spice, battery and film packaging sales. Operating profit at our Packaging segment declined $0.4 million, or 22%, and operating margin of 7.9% declined 2.2 percentage points from last year’s third quarter. This lower third quarter operating margin was primarily driven by a higher mix of lower margin products in addition to higher utility costs and allocated corporate costs compared with the third quarter of 2013.

2014 Guidance

We project 2014 GAAP diluted earnings per share to be in the range of $2.79 and $2.85, a $0.05 increase at the mid-point from our prior 2014 diluted earnings per share guidance of $2.72 to $2.82. In excess of $0.03 of this increase was driven by lower expected 2014 interest expense compared with our prior guidance - which included the previously disclosed assumption that we would complete a debt refinancing in the third quarter of 2014. Although we will continue to assess the possibility of refinancing a portion of our debt, at this point, we do not anticipate completing a debt refinancing in 2014. We anticipate 2014 consolidated operating margin to be in the range from 13.8% to 14.2% and 2014 consolidated net sales to be as follows:

$Millions	Lower		Upper

Base business	$ 1,190	-	$ 1,210
GE Air Filtration acquisition	230	-	234
Stanadyne Filtration acquisition	65	-	69
Bekaert Advanced Filtration acquisition	15	-	17
Net sales	$ 1,500	-	$ 1,530

We project 2014 non-GAAP adjusted diluted earnings per share to be in the range of $2.92 to $2.98. This non-GAAP adjusted diluted earnings per share guidance includes anticipated operating results from the GE Air Filtration, Bekaert Advanced Filtration and Stanadyne Filtration acquisitions but excludes integration, purchase accounting and deal related costs pursuant to these acquisitions, as well as a bargain purchase gain related to the Bekaert Advanced Filtration acquisition. We anticipate 2014 non-GAAP adjusted consolidated operating margin to be in the range from 14.7% to 15.1%.

Projected 2014 Non-GAAP Adjusted Diluted Earnings per Share Reconciliation:

	Lower		Upper

2014 GAAP Diluted Earnings per Share	$ 2.79	-	$ 2.85

GE Air Filtration acquisition costs	0.13	-	0.13
Stanadyne Filtration acquisition costs	0.06	-	0.06
Bekaert Advanced Filtration bargain purchase gain	(0.06)	-	(0.06)

2014 Non-GAAP Adjusted Diluted Earnings per Share	$ 2.92	-	$ 2.98

Projected 2014 Non-GAAP Adjusted Operating Margin Reconciliation:

	Lower		Upper

2014 GAAP Operating Margin	13.8%	-	14.2%

GE Air Filtration acquisition costs	0.6%	-	0.6%
Stanadyne Filtration acquisition costs	0.3%	-	0.3%

2014 Non-GAAP Adjusted Operating Margin	14.7%	-	15.1%

Base Business

Included in our consolidated 2014 guidance are estimated diluted earnings per share of between $2.44 and $2.50 for our base business - excluding the GE Air Filtration, Bekaert Advanced Filtration and Stanadyne Filtration acquisitions. The mid-point of this revised guidance is consistent with our previous guidance as the diluted earnings per share impact of an increase in expected base business sales was offset by a reduction in expected operating margin.

Sales growth and operating margin detail in support of our 2014 guidance for our base business is as follows:

	2014 Estimated Sales Growth	2014 Estimated Operating Margin

Engine/Mobile Filtration[2]	5.0% to 7.0%	20.5% to 21.1%
Industrial/Environmental Filtration[2]	6.0% to 8.0%	11.2% to 12.0%
Packaging	1.0% to 2.0%	6.5% to 7.1%
CLARCOR base business[2]	5.2% to 7.2%	15.0% to 15.8%

2 - Excludes the GE Air Filtration, Bekaert Advanced Filtration and Stanadyne Filtration acquisitions. These acquisitions do not impact the Packaging segment.

GE Air Filtration Acquisition

We anticipate that the GE Air Filtration acquisition will positively impact 2014 GAAP diluted earnings per share from $0.14 to $0.16 including the negative impact of approximately $0.14 from $9.0 million of integration, purchase accounting and deal related costs pursuant to the GE Air Filtration acquisition expected to be incurred for full year 2014.

Stanadyne Filtration Acquisition

We anticipate that seven months of operations from the Stanadyne Filtration acquisition will positively impact 2014 GAAP diluted earnings per share from $0.13 to $0.15 including the negative impact of approximately $0.06 from $4.4 million of integration, purchase accounting and deal related costs pursuant to the Stanadyne Filtration acquisition expected to be incurred for full year 2014.

Cash Flow, Taxes and Shares

For full year 2014 on a consolidated basis (inclusive of acquisitions), we project cash from operations between $170 million and $180 million, capital expenditures between $65 million and $75 million, an effective tax rate between 31.5% and 32.0% and diluted shares outstanding of approximately 50.9 million.

CLARCOR will be holding a conference call to discuss the third quarter 2014 results at 10:00 a.m. CT on September 18, 2014. Interested parties can listen to the conference call at www.clarcor.com or www.viavid.net. A replay will be available on these websites and also at 877-870-5176 or 858-384-5517 by providing confirmation code 3829357. The replay will be available through October 2, 2014 by telephone and for 30 days on the Internet.

CLARCOR is based in Franklin, Tennessee, and is a diversified marketer and manufacturer of mobile, industrial and environmental filtration products and consumer and industrial packaging products sold in domestic and international markets. Common shares of CLARCOR are traded on the New York Stock Exchange under the symbol CLC.

1 This earnings release presents information with respect to 2014 third quarter, first nine months of 2014 and/or forecasted 2014 full year consolidated adjusted operating profit, adjusted net earnings, adjusted diluted earnings per share and adjusted operating margin, excluding the impact of the Stanadyne Filtration acquisition, the GE Air Filtration acquisition, the Bekaert Advanced Filtration acquisition and the bargain purchase gain related to the Bekaert Advanced Filtration acquisition. This earnings release also presents information with respect to 2013 third quarter and first nine months of 2013 adjusted operating profit, adjusted net earnings, adjusted diluted earnings per share and adjusted operating margin, excluding the loss on the disposal of equipment and a charge to account for a final pension obligation. These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to the most comparable GAAP measures, as well as information regarding why the Company believes these non-GAAP financial measures present useful information to investors, see pages 12 - 15 of this release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release other than statements of historical fact, are forward-looking statements. These statements may be identified from use of the words “may,” “should,” “could,” “potential,” “continue,” “plan,” “forecast,” “estimate,” “project,” “believe,” “intent,” “anticipate,” “expect,” “target,” “is likely,” “will,” or the negative of these terms, and similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, among other things: statements and assumptions relating to anticipated future growth and results of operations, including the anticipated 2014 performance of the Company, each of its segments, the acquired GE Air Filtration, Stanadyne Filtration, and Bekaert Advanced Filtration businesses and our base business, our projections with respect to 2014 diluted earnings per share, 2014 consolidated operating margin, 2014 non-GAAP adjusted diluted earnings per share, and 2014 non-GAAP adjusted consolidated operating margin, our projections with respect to 2014 sales growth and 2014 operating margin for each of the Company’s segments and its base business, our projections with respect to 2014 diluted earnings per share attributable to our base business, the anticipated 2014 diluted earnings per share attributable to the acquired GE Air Filtration and Stanadyne Filtration businesses, the anticipated impact on 2014 GAAP diluted earnings per share of integration, purchase accounting and deal related costs resulting from the GE Air Filtration and Stanadyne Filtration acquisitions, the assumed interest expense incurred to finance the GE Air Filtration and Stanadyne Filtration acquisitions impacting the projected diluted earnings per share attributable to these acquisitions, and our projections with respect to 2014 cash from operations, 2014 capital expenditures, 2014 effective tax rates and 2014 diluted shares outstanding; statements regarding management's short-term and long-term performance goals; statements regarding anticipated order patterns from our customers or the anticipated economic conditions of the industries and markets which we serve; statements related to the performance of the U.S. and other economies generally; statements relating to the anticipated effects on results of operations or financial condition from recent and expected developments or events; statements regarding our expectation that we will fully realize the cost savings associated with transitioning from GE’s internal systems and processes to our systems and processes in fiscal year 2015; statements regarding our anticipated ability to leverage products and channels related to the acquired GE Air Filtration business across other CLARCOR companies going forward; statements regarding our anticipated sales growth from our oil & gas filtration market in the fourth quarter of 2014; statements that an anticipated increase in full year sales for our base business is expected to be offset by an anticipated reduction in full year base business operating margin; and any other statements or assumptions that are not historical facts. The Company believes that its expectations are based on reasonable assumptions. However, these forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company's actual results, performance or achievements, or industry results, to differ materially from the Company's expectations of future results, performance or achievements expressed or implied by these forward-looking statements. The Company's past results of operations do not necessarily indicate its future results. The Company’s future results may differ materially from the Company’s past results as a result of various risks and uncertainties, including the risk factors discussed in the “Risk Factors” section of the Company’s 2013 Form 10-K and other risk factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release. Except as otherwise required by applicable laws, the Company undertakes no obligation to publicly update or revise any forward-looking or other statements included in this press release, whether as a result of new information, future events, changed circumstances or any other reason.

TABLES FOLLOW

CLARCOR INC. 2014 UNAUDITED THIRD QUARTER RESULTS
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Dollars in thousands, except share data)

	Three Months Ended		Nine Months Ended
	August 30, 2014	August 31, 2013	August 30, 2014	August 31, 2013
Net sales	$400,152	$289,126	$1,099,479	$832,980
Cost of sales	264,827	197,226	742,197	561,380

Gross profit	135,325	91,900	357,282	271,600

Selling and administrative expenses	73,099	49,915	212,643	146,399

Operating profit	62,226	41,985	144,639	125,201

Other income (expense):
Interest expense	(1,336)	(139)	(2,406)	(451)
Interest income	101	221	304	528
Other, net	(279)	153	3,866	(70)
	(1,514)	235	1,764	7

Earnings before income taxes	60,712	42,220	146,403	125,208

Provision for income taxes	18,947	13,447	45,751	39,754

Net earnings	41,756	28,773	100,652	85,454

Net earnings attributable to noncontrolling interests, net of tax	(62)	(66)	(76)	(234)

Net earnings attributable to CLARCOR Inc.	$41,703	$28,707	$100,576	$85,220

Net earnings per share attributable to CLARCOR Inc. - Basic	$0.83	$0.57	$1.99	$1.71
Net earnings per share attributable to CLARCOR Inc. - Diluted	$0.82	$0.57	$1.98	$1.69

Weighted average number of shares outstanding - Basic	50,395,007	50,092,548	50,457,436	49,917,939
Weighted average number of shares outstanding - Diluted	50,881,594	50,604,809	50,917,020	50,481,049

Dividends paid per share	$0.1700	$0.1350	$0.5100	$0.4050

CLARCOR INC. 2014 UNAUDITED THIRD QUARTER RESULTS, continued
CONSOLIDATED CONDENSED BALANCE SHEETS
(Dollars in thousands)

	August 30, 2014	November 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$77,625	$411,562
Restricted cash	—	763
Accounts receivable, less allowance for losses of $11,400 and $9,183, respectively	313,745	224,829
Inventories	280,961	218,786
Deferred income taxes	30,540	25,313
Income taxes receivable	—	1,000
Prepaid expenses and other current assets	18,221	9,868
Total current assets	721,092	892,121

Plant assets, at cost, less accumulated depreciation of $354,735 and $332,787, respectively	276,924	208,953
Goodwill	511,212	241,299
Acquired intangible assets, less accumulated amortization	357,955	89,881
Other noncurrent assets	17,324	16,589
Total assets	$1,884,507	$1,448,843
LIABILITIES
Current liabilities:
Current portion of long-term debt	$233	$50,223
Accounts payable and accrued liabilities	224,898	157,538
Income taxes payable	4,665	—
Total current liabilities	229,796	207,761

Long-term debt, less current portion	425,268	116,413
Long-term pension and postretirement healthcare benefits liabilities	18,743	19,792
Deferred income taxes	105,424	64,415
Other long-term liabilities	9,262	5,753
Total liabilities	788,493	414,134

Contingencies
Redeemable noncontrolling interests	1,686	1,836
SHAREHOLDERS' EQUITY
Capital stock	50,143	50,371
Capital in excess of par value	9,560	22,278
Accumulated other comprehensive loss	(30,244)	(29,814)
Retained earnings	1,063,838	989,013
Total CLARCOR Inc. equity	1,093,297	1,031,848
Noncontrolling interests	1,031	1,025
Total shareholders' equity	1,094,328	1,032,873
Total liabilities and shareholders' equity	$1,884,507	$1,448,843

CLARCOR INC. 2014 UNAUDITED THIRD QUARTER RESULTS, continued
CONSOLIDATED CONDENSED CASH FLOWS
(Dollars in thousands)

	Nine Months Ended
	August 30, 2014	August 31, 2013
Cash flows from operating activities:
Net earnings	$100,652	$85,454
Depreciation	22,359	19,885
Amortization	14,126	4,454
Other noncash items	972	1,800
Net loss on disposition of plant assets	67	3,824
Bargain purchase gain	(2,815)	—
Stock-based compensation expense	4,909	4,074
Excess tax benefit from stock-based compensation	(705)	(7,313)
Deferred income taxes	(1,166)	6,610
Changes in assets and liabilities	(39,550)	(47,592)
Net cash provided by operating activities	98,849	71,196

Cash flows from investing activities:
Restricted cash	1,364	(9,207)
Business acquisitions, net of cash acquired	(595,328)	—
Additions to plant assets	(52,524)	(25,491)
Proceeds from disposition of plant assets	354	2,673
Investment in affiliates	(473)	(615)
Net cash used in investing activities	(646,607)	(32,640)

Cash flows from financing activities:
Net payments on multicurrency revolving credit facility	(36,000)	—
Borrowings under term loan facility	315,000	—
Payments on term loan facility	(20,000)	—
Payments on long-term debt, including business acquisition-related seller financing	(1,562)	(3,979)
Payment of financing costs	(723)	—
Sale of capital stock under stock option and employee purchase plans	4,208	24,204
Payments for repurchase of common stock	(21,959)	(24,149)
Excess tax benefit from stock-based compensation	705	7,313
Dividend paid to noncontrolling interests	(166)	(206)
Cash dividends paid	(25,751)	(20,219)
Net cash provided by (used in) financing activities	213,752	(17,036)
Net effect of exchange rate changes on cash	69	(157)
Net change in cash and cash equivalents	(333,937)	21,363
Cash and cash equivalents, beginning of period	411,562	185,496
Cash and cash equivalents, end of period	$77,625	$206,859

Cash paid during the period for:
Interest	$1,831	$301
Income taxes, net of refunds	$44,226	$29,947

CLARCOR INC. 2014 UNAUDITED THIRD QUARTER RESULTS, continued
QUARTERLY INCOME STATEMENT DATA BY SEGMENT
(Dollars in thousands)

	Quarter Ended		Nine Months Ended
	August 30, 2014	August 31, 2013	August 30, 2014	August 31, 2013
Net sales by segment:
Engine/Mobile Filtration	$165,910	$129,148	$436,805	$379,195
Industrial/Environmental Filtration	213,752	139,659	608,207	398,945
Packaging	20,490	20,319	54,467	54,840
	$400,152	$289,126	$1,099,479	$832,980

Operating profit by segment:
Engine/Mobile Filtration	$36,741	$28,611	$86,587	$81,156
Industrial/Environmental Filtration	23,873	11,315	55,024	39,404
Packaging	1,612	2,059	3,028	4,641
	$62,226	$41,985	$144,639	$125,201

Operating margin by segment:
Engine/Mobile Filtration	22.1%	22.2%	19.8%	21.4%
Industrial/Environmental Filtration	11.2%	8.1%	9.0%	9.9%
Packaging	7.9%	10.1%	5.6%	8.5%
	15.6%	14.5%	13.2%	15.0%

CLARCOR INC. 2014 UNAUDITED THIRD QUARTER RESULTS, continued
Reconciliation of Third Quarter 2014 GAAP Financial Results to Non-GAAP Adjusted Results

In addition to GAAP results, this earnings release presents information with respect to non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP basic and diluted earnings per share for the quarter ended August 30, 2014. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to non-GAAP measures are cost of sales, gross profit, selling and administrative expenses, operating profit, operating margin, net earnings and basic and diluted earnings per share, respectively.

The quarter ended August 30, 2014 non-GAAP financial measures provided in this release exclude integration, purchase accounting and deal related costs associated with the GE Air Filtration acquisition. Although the comparison of data excluding these costs in our third quarter ended August 30, 2014 is not a measure of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. Management believes that removing the impact of these costs provides a more comparable measure of the changes in cost of sales, gross profit, selling and administrative expenses, operating profit, operating margin, net earnings and basic and diluted earnings per share for the quarter ended August 30, 2014 compared to the quarter ended August 31, 2013.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

		Certain Acquisition Related Costs
(Dollars in thousands, except per share data)	Third Quarter 2014 GAAP	GE Air Filtration Acquisition		Bekaert Advanced Filtration Acquisition	Stanadyne Filtration Acquisition	Third Quarter 2014 Non-GAAP Adjusted

Net sales	$400,152	$—		$—	$—	$400,152
Cost of sales	264,827	(126)	[1]	—	—	264,701
Gross profit	135,325	126		—	—	135,451
Selling and administrative expenses	73,099	(452)	[2]	—	—	72,647
Operating profit	62,226	578		—	—	62,804
Other income (expense):
Interest expense	(1,336)	—		—	—	(1,336)
Interest income	101	—		—	—	101
Other, net	(279)	—		—	—	(279)
	(1,514)	—		—	—	(1,514)
Earnings before income taxes	60,712	578		—	—	61,290
Provision for income taxes	18,947	155		—	—	19,102
Net earnings	41,765	423		—	—	42,188
Net earnings attributable to
noncontrolling interests, net of tax	(62)	—		—	—	(62)
Net earnings attributable to
CLARCOR Inc	$41,703	$423		$—	$—	$42,126
Net earnings per share attributable to CLARCOR Inc. - Basic	$0.83	$0.01		$—	$—	$0.84
Net earnings per share attributable to CLARCOR Inc. - Diluted	$0.82	$0.01		$—	$—	$0.83
Operating margin	15.6%	0.1%		—	—	15.7%
1 - Purchase accounting step-up in inventory basis.
2 - Integration costs and accelerated amortization of backlog pursuant to purchase accounting.

CLARCOR INC. 2014 UNAUDITED THIRD QUARTER RESULTS, continued
Reconciliation of Third Quarter 2013 GAAP Financial Results to Non-GAAP Adjusted Results

In addition to GAAP results, this earnings release presents information with respect to non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP basic and diluted earnings per share for the quarter ended August 31, 2013. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to non-GAAP measures are cost of sales, gross profit, selling and administrative expenses, operating profit, operating margin, net earnings and basic and diluted earnings per share, respectively.

The quarter ended August 31, 2013 non-GAAP financial measures provided in this release exclude a loss on disposal of equipment and a charge to account for a final pension obligation. Although the comparison of data excluding these costs in our third quarter ended August 31, 2013 is not a measure of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. Management believes that removing the impact of these costs provides a more comparable measure of the changes in cost of sales, gross profit, selling and administrative expenses, operating profit, operating margin, net earnings and basic and diluted earnings per share for the quarter ended August 31, 2013 compared to the quarter ended August 30, 2014.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

(Dollars in thousands, except per share data)	Third Quarter 2013 GAAP	Loss on Disposal of Equipment	Settlement of Final Pension Obligation	Third Quarter 2013 Non-GAAP Adjusted

Net sales	$289,126	$—	$—	$289,126
Cost of sales	197,226	(4,631)	—	192,595
Gross profit	91,900	4,631	—	96,531
Selling and administrative expenses	49,915	—	(3,111)	46,804
Operating profit	41,985	4,631	3,111	49,727
Other income (expense):
Interest expense	(139)	—	—	(139)
Interest income	221	—	—	221
Other, net	153	—	—	153
	235	—	—	235
Earnings before income taxes	42,220	4,631	3,111	49,962
Provision for income taxes	13,447	1,667	1,120	16,234
Net earnings	28,773	2,964	1,991	33,728
Net earnings attributable to
noncontrolling interests, net of tax	(66)	—	—	(66)
Net earnings attributable to
CLARCOR Inc	$28,707	$2,964	$1,991	$33,662
Net earnings per share attributable to CLARCOR Inc. - Basic	$0.57	$0.06	$0.04	$0.67
Net earnings per share attributable to CLARCOR Inc. - Diluted	$0.57	$0.06	$0.04	$0.67
Operating margin	14.5%	1.6%	1.1%	17.2%

CLARCOR INC. 2014 UNAUDITED THIRD QUARTER RESULTS, continued
Reconciliation of First Nine Months 2014 GAAP Financial Results to Non-GAAP Adjusted Results

In addition to GAAP results, this earnings release presents information with respect to non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP other income (expense), non-GAAP net earnings and non-GAAP basic and diluted earnings per share for the first nine months ended August 30, 2014. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to these non-GAAP measures are cost of sales, gross profit, selling and administrative expenses, operating profit, operating margin, other income (expense), net earnings and basic and diluted earnings per share, respectively.

The first nine months ended August 30, 2014 non-GAAP financial measures provided in this release exclude integration, purchase accounting and deal related costs associated with the GE Air Filtration acquisition, the Bekaert Advanced Filtration acquisition and the Stanadyne Filtration acquisition and a bargain purchase gain recognized pursuant to the Bekaert Advanced Filtration acquisition. Although the comparison of data excluding these costs in our first nine months ended August 30, 2014 is not a measure of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. Management believes that removing the impact of these costs provides a more comparable measure of the changes in cost of sales, gross profit, selling and administrative expenses, operating profit, operating margin, other income (expense), net earnings and basic and diluted earnings per share for the nine months ended August 30, 2014 compared to the first nine months ended August 31, 2013.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

		Certain Acquisition Related Costs
(Dollars in thousands, except per share data)	YTD 2014 GAAP	GE Air Filtration Acquisition		Bekaert Advanced Filtration Acquisition		Stanadyne Filtration Acquisition		YTD 2014 Non-GAAP Adjusted

Net sales	$1,099,479	$—		$—		$—		$1,099,479
Cost of sales	742,197	(4,342)	[1]	(240)	[1]	(1,368)	[1]	736,247
Gross profit	357,282	4,342		240		1,368		363,232
Selling and administrative expenses	212,643	(4,715)	[2]	(130)	[2]	(3,035)	[2]	204,763
Operating profit	144,639	9,057		370		4,403		158,469
Other income (expense):
Interest expense	(2,406)	—		—		—		(2,406)
Interest income	304	—		—		—		304
Other, net	3,866	—		(2,814)	[3]	—		1,052
	1,764	—		(2,814)		—		(1,050)
Earnings before income taxes	146,403	9,057		(2,444)		4,403		157,419
Provision for income taxes	45,751	2,436		123		1,501		49,811
Net earnings	100,652	6,621		(2,567)		2,902		107,608
Net earnings attributable to
noncontrolling interests, net of tax	(76)	—		—		—		(76)
Net earnings attributable to
CLARCOR Inc	$100,576	$6,621		$(2,567)		$2,902		$107,532
Net earnings per share attributable to CLARCOR Inc. - Basic	$1.99	$0.13		$(0.05)		$0.06		$2.13
Net earnings per share attributable to CLARCOR Inc. - Diluted	$1.98	$0.13		$(0.05)		$0.06		$2.12
Operating margin	13.2%	0.8%		0.0%		0.4%		14.4%
1 - Purchase accounting step-up in inventory basis.
2 - Integration costs, deal costs including investment banking and legal expenses, and accelerated amortization of backlog pursuant to purchase accounting.
3 - Bargain purchase gain (non-taxable).

CLARCOR INC. 2014 UNAUDITED THIRD QUARTER RESULTS, continued
Reconciliation of First Nine Months 2013 GAAP Financial Results to Non-GAAP Adjusted Results

In addition to GAAP results, this earnings release presents information with respect to non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP basic and diluted earnings per share for the quarter ended August 31, 2013. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to non-GAAP measures are cost of sales, gross profit, selling and administrative expenses, operating profit, operating margin, net earnings and basic and diluted earnings per share, respectively.

The first nine months ended August 31, 2013 non-GAAP financial measures provided in this release exclude a loss on disposal of equipment and a charge to account for a final pension obligation. Although the comparison of data excluding these costs in our first nine months ended August 31, 2013 is not a measure of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. Management believes that removing the impact of these costs provides a more comparable measure of the changes in cost of sales, gross profit, selling and administrative expenses, operating profit, operating margin, net earnings and basic and diluted earnings per share for the first nine months ended August 31, 2013 compared to the first nine months ended August 30, 2014.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

(Dollars in thousands, except per share data)	YTD 2013 GAAP	Loss on Disposal of Equipment	Settlement of Final Pension Obligation	YTD 2013 Non-GAAP Adjusted

Net sales	$832,980	$—	$—	$832,980
Cost of sales	561,380	(4,631)	—	556,749
Gross profit	271,600	4,631	—	276,231
Selling and administrative expenses	146,399	—	(3,111)	143,288
Operating profit	125,201	4,631	3,111	132,943
Other income (expense):
Interest expense	(451)	—	—	(451)
Interest income	528	—	—	528
Other, net	(70)	—	—	(70)
	7	—	—	7
Earnings before income taxes	125,208	4,631	3,111	132,950
Provision for income taxes	39,754	1,667	1,120	42,541
Net earnings	85,454	2,964	1,991	90,409
Net earnings attributable to
noncontrolling interests, net of tax	(234)	—	—	(234)
Net earnings attributable to
CLARCOR Inc	$85,220	$2,964	$1,991	$90,175
Net earnings per share attributable to CLARCOR Inc. - Basic	$1.71	$0.06	$0.04	$1.81
Net earnings per share attributable to CLARCOR Inc. - Diluted	$1.69	$0.06	$0.04	$1.79
Operating margin	15.0%	0.6%	0.4%	16.0%